Exhibit 3.227

ARTICLES OF INCORPORATION

OF

SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF ALABAMA, INC.

ARTICLE I – NAME

The name of this corporation is Sheridan Children’s Healthcare Services of Alabama, Inc. (the “Corporation”).

ARTICLE II – TERM

The corporate existence of the Corporation shall be perpetual, unless and until terminated pursuant to Florida law.

ARTICLE III – PURPOSE

The Corporation is organized for the purpose of transacting any or all lawful business for corporations organized under The Florida Business Corporation Act of the State of Florida.

ARTICLE IV – PRINCIPAL OFFICE ADDRESS

The mailing and street address of the principal office of this Corporation, unless and until relocated, is 1613 North Harrison Parkway, Suite 200, Sunrise, Florida 33323.

ARTICLE V – CAPITAL STOCK

The aggregate number of shares which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

ARTICLE VI – REGISTERED AGENT

AND REGISTERED OFFICE

The mailing and street address of the initial registered office of this Corporation is 1613 North Harrison Parkway, Suite 200, Sunrise, Florida 33323; and the name of the initial registered agent of this Corporation at that address is Jay A. Martus.

ARTICLE VII – INITIAL BOARD OF DIRECTORS

The Corporation shall have three (3) initial directors. The number of directors may be either increased or decreased from time to time as provided in the Corporation’s Bylaws, but shall never be less than one (1). The names and addresses directors of this Corporation are:

Mitchell Eisenberg	Robert Coward
1613 North Harrison Parkway	1613 North Harrison Parkway
Suite 200	Suite 200
Sunrise, FL 33323	Sunrise, FL 33323

Lewis Gold 1613 North Harrison Parkway Suite 200 Sunrise, FL 33323

ARTICLE VIII – INCORPORATOR

The name and address of the person signing these Articles of Incorporation is:

Jay A. Martus 1613 North Harrison Parkway, Suite 200 Sunrise, FL 33323

IN WITNESS WHEREOF, the undersigned Incorporator has executed these Articles of Incorporation this 2nd day of March, 2011.

/s/ Jay A. Martus
Jay A. Martus, Incorporator

CERTIFICATE DESIGNATING THE ADDRESS

AND AN AGENT UPON WHOM PROCESS MAY BE SERVED

W I T N E S S E T H:

That Sheridan Children’s Healthcare Services of Alabama, Inc. (the “Corporation”), desiring to organize under the laws of the State of Florida, has named Jay A. Martus as its agent to accept service of process within this state.

Sheridan Children’s Healthcare Services of Alabama, Inc.

1613 North Harrison Parkway, Suite 200

Sunrise, FL 33323

ACKNOWLEDGMENT:

Having been named to accept service of process for the Corporation, at the place designated in this Certificate, I hereby agree to act in this capacity, and further, I agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I accept the duties and obligations of Section 607.0505, Florida Statutes.

Dated this 2nd day of March, 2011.

/s/ Jay A. Martus
Jay A. Martus, Registered Agent

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF ALABAMA, INC.

The corporation whose Articles of Incorporation are amended by these Articles of Amendment was originally incorporated pursuant to Chapter 607, Florida Statutes, effective March 4, 2011 under the name of SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF ALABAMA, INC. and assigned Document No. P11000021927 (the “Corporation”).

1. Pursuant to the provisions of Section 607.1006, Florida Statutes, the Articles of Amendment to the Articles of Incorporation of the Corporation are as follows:

RESOLVED, that Article I of the Articles of Incorporation of Sheridan Children’s Healthcare Services of Alabama, Inc. is hereby authorized to be amended in its entirety to read as follows:

ARTICLE I – NAME

The name of the corporation shall be Tennessee Valley Neonatology, Inc. (the “Corporation”).

2. The Articles of Amendment to the Articles of Incorporation were adopted by all of the directors and the sole shareholder of the Corporation as of July 14, 2011 in the manner prescribed by Section 607.1003, Florida Statutes.

3. The foregoing Articles of Amendment to the Articles of Incorporation of the Corporation shall be effective upon filing by the Florida Secretary of State.

CORPORATION:

SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF ALABAMA, INC.

Date: July 14, 2011	By:	/s/ Jillian Marcus
Jillian Marcus, Vice President

CERTIFICATE OF SECRETARY

JAY A. MARTUS, Secretary of SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF ALABAMA, INC. certifies as follows:

1.	the foregoing Articles of Amendment to the Articles of Incorporation of SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF ALABAMA, INC. were adopted pursuant to a unanimous consent of the sole shareholder and all of the directors, dated as of July 14, 2011; and

2.	I have executed the foregoing Articles of Amendment to the Articles of Incorporation on behalf of the sole shareholder and all of the directors.

/s/ Jay A. Martus
Jay A. Martus, Secretary